UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2014

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Fox Factory Holding Corp. (the "Company") was held on June 5, 2014, at 9:00 a.m. Pacific Daylight Time. A total of 36,594,086 shares of the Company's common stock were entitled to vote as of April 16, 2014, the record date for the Annual Meeting. A total of 31,374,715 shares of the Company's common stock were present or represented by proxy at the meeting, representing approximately 85.74% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.
Set forth below are the matters acted upon by the shareholders and the number of votes with respect to each proposal, as certified by the inspector of elections.

Proposal No. 1: Election of Directors
The Company's stockholders elected Joseph Hagin and Dudley Mendenhall to serve on the Company's Board of Directors as Class I directors, for a three year term, ending at the 2017 Annual Meeting, by the votes indicated below:

Director Nominee	For	Against	Abstain	Withheld	Broker Non-Votes
Joseph Hagin	29,183,358	1,195,066	209	—	996,082
Dudley Mendenhall	29,940,456	437,968	209	—	996,082

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
31,354,333	20,223	159	—

Proposal No. 3: Proposal to approve the Fox Factory Holding Corp. 2013 Omnibus Plan.
The proposal to approve the Fox Factory Holding Corp. 2013 Omnibus Plan was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
29,356,723	1,020,916	994	996,082

For more information regarding Proposals 1 through 3, please refer to the Company's definitive proxy statement, as filed with the Securities and Exchange Commission on April 24, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	June 9, 2014	By:	/s/ David M. Haugen
David M. Haugen
Corporate Secretary